As filed with the Securities and Exchange Commission on May 12 , 2010
Registration No. 333-163867

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 4 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INDIA GLOBALIZATION CAPITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1600	20-2760393
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4336 Montgomery Ave.
Bethesda, Maryland 20814
(301) 983-0998
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Ram Mukunda
Chief Executive Officer and President
India Globalization Capital, Inc.
4336 Montgomery Ave.
Bethesda, Maryland, 20814
(301) 983-0998
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Stanley S. Jutkowitz, Esq.
Seyfarth Shaw LLP
975 F Street, N.W.
Washington, D.C. 20004
Telephone: (202) 463-2400
Facsimile: (202) 828-5393

Approximate date of commencement of proposed sale to public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 4 to Registration Statement on Form S-1 (Registration No. 333-163867) is being filed solely for the purpose of filing Exhibits , and no changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus is being omitted from this filing.

PART II

Information not required in prospectus

Item 13.	Other expenses of issuance and distribution

The following table sets forth all expenses payable in connection with registration of the securities covered by this prospectus. All the amounts shown are estimates, except the SEC registration fee.  We will bear all costs, fees and expenses listed below incurred in effecting the issuance and registration of the shares covered by this prospectus.

	Total

SEC registration fee	$1212
Printing expenses	$40,000	*
Legal fees and expenses	$70,000	*
Accounting fees and expenses	$20,000	*
Miscellaneous	$25,000	*
Total	$156,212
*              Estimated.

Item 14.        Indemnification of officers and directors

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 2-418 of the Maryland General Corporation Law. Section 2-418 of the Maryland General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 2-418. Indemnification of directors, officers, employees and agents.

(a) Definitions. — In this section the following words have the meanings indicated.

(1)             “Director” means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

(2)           “Corporation” includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(3)              ”Expenses” includes attorney’s fees.

(4)             “Official capacity” means the following:

(i)             When used with respect to a director, the office of director in the corporation; and

(ii)           When used with respect to a person other than a director as contemplated in subsection (j), the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.
(iii)             “Official capacity” does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

(5)             “Party” includes a person who was, is, or is threatened to be made a named defendant or r respondent in a proceeding.

(6)           “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

(b) Permitted indemnification of director. —

(1)             A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:

(i)             The act or omission of the director was material to the matter giving rise to the proceeding; and

1.             Was committed in bad faith; or

2.             Was the result of active and deliberate dishonesty; or

(ii)             The director actually received an improper personal benefit in money, property, or services; or

(iii)             In the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

(2)             (i)             Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.

(ii)             However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.

(3)             (i)             The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.

(ii)             The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct.

(4)           A corporation may not indemnify a director or advance expenses under this section for a proceeding brought by that director against the corporation, except:

                                 (i)             For a proceeding brought to enforce indemnification under this section; or

(ii)             If the charter or bylaws of the corporation, a resolution of the board of directors of the corporation, or an agreement approved by the board of directors of the corporation to which the corporation is a party expressly provide otherwise.

(c) No indemnification of director liable for improper personal benefit. — A director may not be indemnified under subsection (b) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

(d) Required indemnification against expenses incurred in successful defense — Unless limited by the charter:

(1)             A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (b) of this section shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding.

(2)             A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

(i)             If it determines a director is entitled to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

(ii)             If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) shall be limited to expenses.

(3)           A court of appropriate jurisdiction may be the same court in which the proceeding involving the director’s liability took place.

(e) Determination that indemnification is proper. — (1) Indemnification under subsection (b) of this section may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.

(2)             Such determination shall be made:

(i)             By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;

(ii)              By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or

(iii)             By the stockholders.

(3)             Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (ii) of paragraph (2) of this subsection for selection of such counsel.

(4)           Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.

(f) Payment of expenses in advance of final disposition of action. — (1) Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of:

(i)             A written affirmation by the director of the director’s good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and

(ii)             A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(2)             The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

(3)             Payments under this subsection shall be made as provided by the charter, bylaws, or contract or as specified in subsection (e) of this section.

(g) Validity of indemnification provision. — The indemnification and advancement of expenses provided or authorized by this section may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(h) Reimbursement of director’s expenses incurred while appearing as witness. — This section does not limit the corporation’s power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

(i)      Director’s service to employee benefit plan. — For purposes of this section:

(1)             The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director’s duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan;

(2)           Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and

(3)           Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director’s duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

(j) Officer, employee or agent. — Unless limited by the charter:

(1)             An officer of the corporation shall be indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection (d);

(2)             A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and

(3)           A corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

(k) Insurance or similar protection. — (1) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.

(2)             A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this section.

(3)             The insurance or similar protection may be provided by a subsidiary or an affiliate of the corporation.

(l) Report of indemnification to stockholders. — Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders’ meeting or prior to the meeting.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B. of Article Tenth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 2-418 of the MGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding or which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.”

Article XI of our Bylaws provides for indemnification of any of our directors, officers, employees or agents for certain matters in accordance with Section 2-418 of the Maryland General Corporation Law.

Item 15.	Recent sales of unregistered securities

Set forth below is information regarding shares of common stock and preferred stock issued, and options and warrants granted, by us within the past three years. Also included is the consideration, if any, received by us for such shares, options and warrants and information relating to the section of the Securities Act, or rule of the SEC under which exemption from registration was claimed.

On February 3, 2006, the Company sold 200,000 shares of common stock for an aggregate consideration of $2 thousand in cash at a price of approximately $.01 per share as follows:

Name	Number of Shares	Relationship to the Company at the Time of Acquisition
Dr. Ranga Krishna	100,000	Chairman of the Board
John Cherin	37,500	Chief Financial Officer, Treasurer
		and Director
Larry Pressler	25,000	Special Advisor
P.G. Kakodkar	12,500	Special Advisor
Sudhakar Shenoy	12,500	Director
Suhail Nathani	12,500	Director

These shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as they were sold to sophisticated, wealthy individuals. No underwriting discounts or commissions were paid with respect to such sales.

In March, 2006, immediately prior to the initial public offering of the Company’s units, in a private placement, the Company sold an aggregate of 170,000 units, with each unit consisting of 1 share of Common Stock and 2 warrants, each exercisable to purchase 1 share of common stock (at an initial exercise price of $5.00 per share) at a price equal to the offering price of the Company’s initial public offering, $6.00 per unit.  These shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as they were sold to sophisticated, wealthy individuals. No underwriting discounts or commissions were paid with respect to such sales.  The units were sold as follows:

Name	Number of Units	Relationship to the Company at the Time of Acquisition
Dr. Ranga Krishna	120,000	Chairman of the Board
John Cherin	16,666	Chief Financial Officer, Treasurer and Director
Ram Mukunda	33,334	Chief Executive Officer, President and Director

On February 5, 2007, the Company entered into a Note and Warrant Purchase Agreement with Oliveira Capital, LLC (“Oliveira”) pursuant to which the Company sold Oliveira a Promissory Note in the principal amount of $3.0 million and a warrant to purchase up to 425,000 shares of common stock of the Company (at an initial exercise price of $5.00 per share) in a private placement.  The Note became due on February 5, 2008.  As provided in the Note and Warrant Purchase Agreement, the Company requested an extension of the term of the Note and issued to Oliveira an additional warrant to purchase up to 425,000 shares of common stock of the Company (at an initial exercise price of $5.00 per share).  These transactions were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, which exempts private issuances of securities in which the securities are not offered or advertised to the general public.  No underwriting discounts or commissions were paid with respect to such sales.

On December 24, 2007, the Company sold Promissory Notes and shares of the Company’s common stock in a private placement as follows:

Name	Principal Amount of Promissory Note	Number of Shares of Common Stock	Relationship to the Company at the Time of Acquisition
Dr. Ranga Krishna	$4,300,000	446,226	Chairman of the Board
Oliveira Capital, LLC	$1,000,000	103,774	None

On January 10, 2008, the Company sold Promissory Notes and shares of the Company’s common stock in a private placement as follows:

Name	Principal Amount of Promissory Note	Number of Shares of Common Stock	Relationship to the Company at the Time of Acquisition
Funcorp Associates	$50,000	5,189	None
Trufima NV	$50,000	5,189	None
Geri Investments NV	$100,000	10,377	None
Harmon Corp NV	$50,000	5,189	None
La Legetaz	$100,000	10,377	None
Arterio, Inc.	$50,000	5,189	None
Domanco Venture Capital Find	$50,000	5,189	None
Anthony Polak	$75,000	7,783	None
Anthony Polak “S”	$50,000	5,189	None
Jamie Polak	$50,000	5,189	None
RL Capital Partners LP	$250,000	25,943	None
Ronald M. Lazar, IRA	$50,000	5,189	None
White Sand Investor Group	$500,000	51,887	None
MLR Capital Offshore Master Fund, Ltd.	$550,000	57,075	None

The December 2007 and January 2008 transactions were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, which exempts private issuances of securities in which the securities are not offered or advertised to the general public.  No underwriting discounts or commissions were paid with respect to such sales.   These Promissory Notes have been repaid in full  Pursuant to the terms of the Note Purchase Agreement between the Company and the purchasers of the Promissory Notes and shares, the shares of common stock were issued to the purchasers subsequent to the Company’s acquisition of a controlling interest in Sricon and TBL

On August 15, 2008, the Company issued 10,000 shares of its common stock to RedChip Companies, Inc. in a private placement as payment for services .  This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, which exempts private issuances of securities in which the securities are not offered or advertised to the general public.  No underwriting discounts or commissions were paid with respect to such sale.

On September 30, 2008, the Company entered into a Note and Share Purchase Agreement with Steven M. Oliveira 1998 Charitable Remainder Unitrust (“Oliveira Trust”) pursuant to which the Company sold the Oliveira Trust a Promissory Note in the principal amount of $2.0 million (the “Original Olivera Trust Note”) and 200,000 shares of common stock of the Company .  The Original Olivera Trust Note was due and payable on September 30, 2009, or upon an earlier change in control of the Company, and bears interest at a rate of 6% per annum.   The Note and Share Purchase Agreement provided for the issuance by the Company of additional shares of its Common Stock to the Oliveira Trust for no additional consideration as follows:  if an event of default under the Promissory Note remains uncured for a period of more than 30 days, the Company would issue to the Oliveira Trust an additional 10,000 shares of Common Stock for each $100 thousand of outstanding principal amount of the Original Olivera Trust Note and if the Company failed to file a registration statement covering the resale Common Stock within 45 days after the sale of the Original Olivera Trust Note and Common Stock to the Oliveira Trust or such registration statement is not declared effective within 150 days after filing (subject to certain exceptions and extensions) the Company would issue to the Oliveira Trust an additional 25,000 shares of Common Stock for each $100 thousand of outstanding principal amount of the “Original Olivera Trust Note and an additional 5,000 shares  for each $100,000 of outstanding principal amount of the Promissory Note for each subsequent 30 day period such registration statement is not declared effective,  These transactions were exempt from registration under the Securities Act pursuant to Regulation D promulgated under the Securities Act, which exempts private issuances of securities in which the securities are not offered or advertised to the general public.  No underwriting discounts or commissions were paid with respect to such sales.

On July 13, 2009, the Company issued 15,000 shares of common stock to RedChip Companies Inc. in a private placement as payment for services.  This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, which exempts private issuances of securities in which the securities are not offered or advertised to the general public.  No underwriting discounts or commissions were paid with respect to such sale.

On October 5, 2009, the Company entered into a new Note and Share Purchase Agreement (the “New Oliveira Purchase Agreement”) with the Oliveira Trust pursuant to which the Oliveria Trust exchanged the Original Olivera Trust Note for a new promissory note (the “New Note”) on substantially the same terms as the Original Olivera Trust Note except that the principal amount of the New Note is $2.1 million, which reflects the accrued but unpaid interest on the Original Olivera Trust Note. There is no interest payable on the New Note and the New Note is due and payable on October 4, 2010 (the “Maturity Date”).  As is the case with the Original Olivera Trust Note, the Company can pre-pay the New Note at any time without penalty or premium, and the New Note is unsecured.

The New Note is not convertible into Common Stock) or other securities of the Company. However, under the New Oliveira Purchase Agreement, as additional consideration for the exchange of the Original Olivera Trust Note, the Company agreed to issue 530,000 shares of Common Stock to the Oliveira Trust.  If the Company fails to repay the Notes by the Maturity Date, the Oliveira Trust would be entitled to receive an additional 200,000 shares of Common Stock.

Pursuant to the New Oliveira Purchase Agreement, which supercedes the original Note and Warrat Purcahse Agreement, the Company has also agreed that if the Note is not repaid by the Maturity Date it will use reasonable best efforts to ensure that no later than  October 4, 2010, it will have a registration statement effective with a sufficient number of shares of Common Stock based on the then fair market value of the shares registered in excess of the amount due under the New Note.  The securities sold in this transaction have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act.  The issuance of the foregoing securities was exempt from registration under Section 3(a)(9) of the Act as an exchange of securities solely with an existing securityholder where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

On October 16, 2009, the Company entered into a Note and Share Purchase Agreement with Bricoleur Partners, L.P.  (“Bricoleur”) pursuant to which the Company sold Bricoleur a Promissory Note in the principal amount of $2.0 million and 530,000 shares of common stock of the Company.  The Promissory Note is due and payable on October 16, 2010, or upon an earlier change in control of the Company, and bears no interest.   The Note and Share Purchase Agreement, provides for the issuance by the Company of additional shares of its Common Stock to Bricoleur for no additional consideration as follows:  if an event of default under the Promissory Note remains uncured for a period of more than 30 days, the Company shall issue to Bricoleur an additional 10,000 shares of Common Stock for each $100 thousand of outstanding principal amount of the Promissory Note and if the Company fails to file a registration statement covering the resale Common Stock within 45 days after the sale of the Promissory Note and Common Stock to Bricoleur or such registration statement is not declared effective within 150 days after filing (subject to certain exceptions and extensions) the Company shall issue to Bricoleur an additional 25,000 shares of Common Stock for each $100 thousand of outstanding principal amount of the Promissory Note and an additional 5,000 shares  for each $100 thousand of outstanding principal amount of the Promissory Note for each subsequent 30 day period such registration statement is not declared effective,  These transactions were exempt from registration under the Securities Act pursuant to Section 4(2) of the Act, which exempts private issuances of securities in which the securities are not offered or advertised to the general public.  No underwriting discounts or commissions were paid with respect to such sales.

On May 13, 2009, the Company granted 39,410 shares of its common stock to each of Ram Mukunda and Dr. Ranga Krishna.  These transactions were exempt from registration under the Securities Act pursuant to Section 4(2) of the Act, which exempts private issuances of securities in which the securities are not offered or advertised to the general public.  No underwriting discounts or commissions were paid with respect to such sales.

In March 2010, the Company issued 9,135 shares of common stock to RedChip Companies Inc. in a private placement as payment for services.  This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, which exempts private issuances of securities in which the securities are not offered or advertised to the general public.  No underwriting discounts or commissions were paid with respect to such sale.

Item 16.	Exhibits and financial statement schedules

(a)	Exhibits

Exhibit No.	Description

1.1	Form of Co-Placement Agency Agreement between the Registrant, Source Capital Group, Inc. and Boenning & Scattergood, Inc.*
3.1	Amended and Restated Articles of Incorporation. (1)
3.2	By-laws. (2)
4.1	Specimen Unit Certificate. (3)
4.2	Specimen Common Stock Certificate. (3)
4.3	Specimen Warrant Certificate. (3)
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant. (1)
4.5	Form of Purchase Option granted to Ferris, Baker Watts, Inc. (1)
4.6	Form of Common Stock Purchase Warrant.*
5.1	Opinion of Seyfarth Shaw LLP**
10.1	Amended and Restated Letter Agreement between the Registrant, Ferris, Baker Watts, Inc. and Ram Mukunda. (4)
10.2	Amended and Restated Letter Agreement between the Registrant, Ferris, Baker Watts, Inc. and John Cherin. (4)
10.3	Amended and Restated Letter Agreement between the Registrant, Ferris, Baker Watts, Inc. and Ranga Krishna. (4)
10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant. (5)
10.5	Promissory Note issued by the Registrant to Ram Mukunda. (2)
10.5.1	Extension of Due Date of Promissory Note issued to Ram Mukunda. (2)
10.6	Form of Stock and Unit Escrow Agreement among the Registrant, Ram Mukunda, John Cherin and Continental Stock Transfer & Trust Company. (2)
10.7	Form of Registration Rights Agreement among the Registrant and each of the existing stockholders. (3)
10.8	Form of Unit Purchase Agreement among Ferris, Baker Watts, Inc. and one or more of the Initial Stockholders. (5)
10.9	Form of Office Service Agreement between the Registrant and Integrated Global Networks, LLC. (5)
10.10	Amended and Restated Letter Advisory Agreement between the Registrant, Ferris, Baker Watts, Inc. and SG Americas Securities, LLC. (5)
10.11	Form of Letter Agreement between Ferris, Baker Watts, Inc. and certain officers and directors of the Registrant. (4)
10.12	Form of Letter Agreement between Ferris, Baker Watts, Inc. and each of the Special Advisors of the Registrant. (4)
10.13	Form of Letter Agreement between the Registrant and certain officers and directors of the Registrant. (4)
10.14	Form of Letter Agreement between the Registrant and each of the Special Advisors of the Registrant. (4)
10.15	Promissory Note issued by the Registrant to Ranga Krishna. (2)
10.15.1	Extension of Due Date of Promissory Note issued to Ranga Krishna. (2)

10.16	Form of Promissory Note to be issued by the Registrant to Ranga Krishna. (2)
10.17	Share Subscription Cum Purchase Agreement dated February 2, 2007 by and among India Globalization Capital, Inc., MBL Infrastructures Limited and the persons “named as Promoters therein”. (6)
10.18	Debenture Subscription Agreement dated February 2, 2007 by and among India Globalization Capital, Inc., MBL Infrastructures Limited and the persons named as Promoters therein. (6)
10.19	Note and Warrant Purchase Agreement dated February 5, 2007 by and among India Globalization Capital, Inc. and Oliveira Capital, LLC. (6)
10.20	Promissory Note dated February 5, 2007 in the initial principal amount for $3,000,000 issued by India Globalization Capital, Inc. to Oliveira Capital, LLC. (6)
10.21	Warrant to Purchase Shares of Common Stock of India Globalization Capital, Inc. issued by India Globalization Capital, Inc. to Oliveira Capital, LLC. (6)
10.22
First Amendment to Share Subscription Cum Purchase Agreement dated February 2, 2007 by and among India Globalization Capital, Inc., MBL Infrastructures Limited and the persons named as Promoters therein. (7)

10.23
First Amendment to the Debenture Subscription Agreement dated February 2, 2007 by and among India Globalization Capital, Inc., MBL Infrastructures Limited and the persons named as Promoters therein. (7)

10.24	Contract Agreement dated April 29, 2007 between IGC, CWEL, AMTL and MAIL. (7)
10.25	First Amendment dated August 20, 2007 to Agreement dated April 29, 2007 between IGC, CWEL, AMTL and MAIL. (8)
10.26	Share Subscription Cum Purchase Agreement dated September 16, 2007 by and among India Globalization Capital, Inc., Techni Bharathi Limited and the persons named as Promoters therein (9).
10.27	Shareholders Agreement dated September 16, 2007 by and among India Globalization Capital, Inc., Techni Bharathi Limited and the persons named as Promoters therein. (9)
10.28	Share Purchase Agreement dated September 21, 2007 by and between India Globalization Capital, Inc. and Odeon Limited. (9)
10.29	Share Subscription Cum Purchase Agreement dated September 15, 2007 by and among India Globalization Capital, Inc., Sricon Infrastructure Private Limited and the persons named as Promoters therein. (9)
10.30	Shareholders Agreement dated September 15, 2007 by and among India Globalization Capital, Inc., Sricon Infrastructure Private Limited and the persons named as Promoters therein. (9)
10.31
Form of Amendment to the Share Subscription Cum Purchase Agreement Dated September 15, 2007, entered into on December 19, 2007 by and among India Globalization Capital, Inc., Sricon Infrastructure Private Limited and the persons named as Promoters therein. (10)

10.32
Form of Amendment to the Share Subscription Agreement Dated September 16, 2007, entered into on December 21, 2007 by and among India Globalization Capital, Inc., Techni Bharathi Limited and the persons named as Promoters therein. (10)

10.33	Note Purchase Agreement, effective as of December 24, 2007, by and among India Globalization Capital, Inc. and the persons named as Lenders therein. (10)
10.34	Form of India Globalization Capital, Inc. Promissory Note. (10)

10.35	Form of Registration Rights Agreement by and among India Globalization Capital, Inc. and the persons named as Investors therein. (10)
10.36	Form of Pledge Agreement, effective as of December 24, 2007, by and among India Globalization Capital, Inc. and the persons named as Secured Parties therein. (10)
10.37	Form of Lock up Letter Agreement, dated December 24, 2007 by and between India Globalization Capital, Inc. and Dr. Ranga Krishna. (10)
10.38	Form of Letter Agreement, dated December 24, 2007, with Dr. Ranga Krishna. (10)
10.39	Form of Letter Agreement, dated December 24, 2007, with Oliveira Capital, LLC. (10)
10.40	Form of Warrant Clarification Agreement, dated January 4, 2008, by and between the Company and Continental Stock Transfer & Trust Company. (11)
10.41	Form of Amendment to Unit Purchase Options, dated January 4, 2008, by and between the Company and the holders of Unit Purchase Options. (11)
10.42
Second Amendment to the Share Subscription Cum Purchase Agreement Dated September 15, 2007, entered into on January 14, 2008 by and among India Globalization Capital, Inc., Sricon Infrastructure Private Limited and the persons named as Promoters therein. (12)

10.43
Letter Agreement dated January 8, 2008 by and among India Globalization Capital, Inc., Odeon Limited, and Techni Bharathi Limited with respect to the Share Purchase Agreement dated September 21, 2007 by and among India Globalization Capital, Inc. and  Odeon Limited. (12)

10.44	Employment Agreement between India Globalization Capital, Inc., India Globalization Capital Mauritius and Ram Mukunda dated as of March 8, 2008. (13)
10.45	2008 Omnibus Incentive Plan. (14)
10.46	Note and Share Purchase Agreement dated as of September 30, 2008, by and among India Globalization Capital, Inc. and Steven M. Oliveira 1998 Charitable Remainder Unitrust (15)
10.47	Registration Rights Agreement dated September 30, 2008 by and among India Globalization Capital, Inc. and the persons named as Investors therein. (15)
10.48	Note and Share Purchase Agreement dated as of October 5, 2009, by and among India Globalization Capital, Inc. and Steven M. Oliveira 1998 Charitable Remainder Unitrust (16)
10.49	Unsecured Promissory Note dated as of October 5, 2009 in the principal amount of $2,120,000 issued by the Company to the Steven M. Oliveira 1998 Charitable Remainder Unitrust. (16)
10.50	Note and Share Purchase Agreement dated as of October 16, 2009 between the Company and Bricoleur Partners, L.P. (17)
10.51	Unsecured Promissory Note dated as of October 16, 2009 in the principal amount of $2,000,000 issued by the Company to Bricoleur Partners, L.P. (17)
10.52	Registration Rights Agreement dated as of October 16, 2009 between the Company and Bricoleur Partners, L.P. (17)
10.53	Form of Securities Purchase Agreement dated as of September 14, 2009 by and among India Globalization Capital, Inc. and the investors named therein (18)
10.54	Amendment No. 1 dated as of October 30, 2009 to Securities Purchase Agreement by and among India Globalization Capital, Inc. and the investors named therein.**
10.55	ATM Agency Agreement, dated as of October 13, 2009, by and between India Globalization Capital, Inc. and Enclave Capital LLC (19)
21	Subsidiaries**
23.1	Consent of Yoganandh & Ram**
23.2	Consent of Seyfarth Shaw LLP (incorporated by reference from Exhibit 5.1)**
23.3	Consent of Mega Ace Consultancy. (4)
24	Power of Attorney.**
99.1	Code of Ethics. (5)

*	Filed herewith.
**	Previously filed as an exhibit to this Registration Statement.
(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-124942), as amended and filed on November 2, 2005.
(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-124942), as amended and filed on February 14, 2006.
(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-124942), as originally filed on May 13, 2005.
(4)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-124942), as amended and filed on July 11, 2005.
(5)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-124942), as amended and filed on March 2, 2006.
(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on February 12, 2007.
(7)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on May 2, 2007.
(8)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on August 23, 2007.
(9)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on September 27, 2007.
(10)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on December 27, 2007.
(11)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on January 7, 2008.
(12)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on January 16, 2008.
(13)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on May 23, 2008.
(14)	Incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A (SEC File No. 333-124942), as originally filed on February 8, 2008.
(15)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on October 6, 2008.
(16)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on October 8, 2009.
(17)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on October 21, 2009.
(18)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on September 17, 2009.
(19)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on October 13, 2009.

(b)	Financial Statement Schedules

All financial statement schedules are omitted because they are not applicable, not required or the information is indicated elsewhere in the financial statements or the notes thereto.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes,

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on May 12, 2010.

INDIA GLOBALIZATION CAPITAL, INC.

By:	/s/ Ram Mukunda
Name:	Ram Mukunda
Title:	President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Ram Mukanda  his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Name	Position	Date
/s/ Ram Mukunda	President and Chief Executive Officer	May 12, 2010
Ram Mukunda	(Principal Executive Officer)

/s/*	Chairman	May 12, 2010
Ranga Krishna

/s/ John Selvaraj	Treasurer	May 12, 2010
John Selvaraj	(Principal Financial and Accounting Officer)

/s/*	Director	May 12, 2010
Suhail Nathani

/s/*	Director	May 12, 2010
Sudhakar Shenoy

/s/*	Director	May 12, 2010
Richard Prins
*By:	/s/ Ram Mukunda
Ram Mukunda
Power of Attorney

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Co-Placement Agency Agreement between the Registrant, Source Capital Group, Inc. and Boenning & Scattergood, Inc.*
3.1	Amended and Restated Articles of Incorporation. (1)
3.2	By-laws. (2)
4.1	Specimen Unit Certificate. (3)
4.2	Specimen Common Stock Certificate. (3)
4.3	Specimen Warrant Certificate. (3)
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant. (1)
4.5	Form of Purchase Option granted to Ferris, Baker Watts, Inc.. (1)
4.6	Form of Common Stock Purchase Warrant.*
5.1	Opinion of Seyfarth Shaw LLP**
10.1	Amended and Restated Letter Agreement between the Registrant, Ferris, Baker Watts, Inc. and Ram Mukunda. (4)
10.2	Amended and Restated Letter Agreement between the Registrant, Ferris, Baker Watts, Inc. and John Cherin. (4)
10.3	Amended and Restated Letter Agreement between the Registrant, Ferris, Baker Watts, Inc. and Ranga Krishna. (4)
10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant. (5)
10.5	Promissory Note issued by the Registrant to Ram Mukunda. (2)
10.5.1	Extension of Due Date of Promissory Note issued to Ram Mukunda. (2)
10.6	Form of Stock and Unit Escrow Agreement among the Registrant, Ram Mukunda, John Cherin and Continental Stock Transfer & Trust Company. (2)
10.7	Form of Registration Rights Agreement among the Registrant and each of the existing stockholders. (3)
10.8	Form of Unit Purchase Agreement among Ferris, Baker Watts, Inc. and one or more of the Initial Stockholders. (5)
10.9	Form of Office Service Agreement between the Registrant and Integrated Global Networks, LLC. (5)
10.10	Amended and Restated Letter Advisory Agreement between the Registrant, Ferris, Baker Watts, Inc. and SG Americas Securities, LLC. (5)
10.11	Form of Letter Agreement between Ferris, Baker Watts, Inc. and certain officers and directors of the Registrant. (4)
10.12	Form of Letter Agreement between Ferris, Baker Watts, Inc. and each of the Special Advisors of the Registrant. (4)
10.13	Form of Letter Agreement between the Registrant and certain officers and directors of the Registrant. (4)
10.14	Form of Letter Agreement between the Registrant and each of the Special Advisors of the Registrant. (4)
10.15	Promissory Note issued by the Registrant to Ranga Krishna. (2)
10.15.1	Extension of Due Date of Promissory Note issued to Ranga Krishna. (2)

10.16	Form of Promissory Note to be issued by the Registrant to Ranga Krishna. (2)
10.17	Share Subscription Cum Purchase Agreement dated February 2, 2007 by and among India Globalization Capital, Inc., MBL Infrastructures Limited and the persons “named as Promoters therein”. (6)
10.18	Debenture Subscription Agreement dated February 2, 2007 by and among India Globalization Capital, Inc., MBL Infrastructures Limited and the persons named as Promoters therein. (6)
10.19	Note and Warrant Purchase Agreement dated February 5, 2007 by and among India Globalization Capital, Inc. and Oliveira Capital, LLC. (6)
10.20	Promissory Note dated February 5, 2007 in the initial principal amount for $3,000,000 issued by India Globalization Capital, Inc. to Oliveira Capital, LLC. (6)
10.21	Warrant to Purchase Shares of Common Stock of India Globalization Capital, Inc. issued by India Globalization Capital, Inc. to Oliveira Capital, LLC. (6)
10.22
First Amendment to Share Subscription Cum Purchase Agreement dated February 2, 2007 by and among India Globalization Capital, Inc., MBL Infrastructures Limited and the persons named as Promoters therein. (7)

10.23
First Amendment to the Debenture Subscription Agreement dated February 2, 2007 by and among India Globalization Capital, Inc., MBL Infrastructures Limited and the persons named as Promoters therein. (7)

10.24	Contract Agreement dated April 29, 2007 between IGC, CWEL, AMTL and MAIL. (7)
10.25	First Amendment dated August 20, 2007 to Agreement dated April 29, 2007 between IGC, CWEL, AMTL and MAIL. (8)
10.26	Share Subscription Cum Purchase Agreement dated September 16, 2007 by and among India Globalization Capital, Inc., Techni Bharathi Limited and the persons named as Promoters therein (9).
10.27	Shareholders Agreement dated September 16, 2007 by and among India Globalization Capital, Inc., Techni Bharathi Limited and the persons named as Promoters therein. (9)
10.28	Share Purchase Agreement dated September 21, 2007 by and between India Globalization Capital, Inc. and Odeon Limited. (9)
10.29	Share Subscription Cum Purchase Agreement dated September 15, 2007 by and among India Globalization Capital, Inc., Sricon Infrastructure Private Limited and the persons named as Promoters therein. (9)
10.30	Shareholders Agreement dated September 15, 2007 by and among India Globalization Capital, Inc., Sricon Infrastructure Private Limited and the persons named as Promoters therein. (9)
10.31
Form of Amendment to the Share Subscription Cum Purchase Agreement Dated September 15, 2007, entered into on December 19, 2007 by and among India Globalization Capital, Inc., Sricon Infrastructure Private Limited and the persons named as Promoters therein. (10)

10.32
Form of Amendment to the Share Subscription Agreement Dated September 16, 2007, entered into on December 21, 2007 by and among India Globalization Capital, Inc., Techni Bharathi Limited and the persons named as Promoters therein. (10)

10.33	Note Purchase Agreement, effective as of December 24, 2007, by and among India Globalization Capital, Inc. and the persons named as Lenders therein. (10)
10.34	Form of India Globalization Capital, Inc. Promissory Note. (10)

10.35	Form of Registration Rights Agreement by and among India Globalization Capital, Inc. and the persons named as Investors therein. (10)
10.36	Form of Pledge Agreement, effective as of December 24, 2007, by and among India Globalization Capital, Inc. and the persons named as Secured Parties therein. (10)
10.37	Form of Lock up Letter Agreement, dated December 24, 2007 by and between India Globalization Capital, Inc. and Dr. Ranga Krishna. (10)
10.38	Form of Letter Agreement, dated December 24, 2007, with Dr. Ranga Krishna. (10)
10.39	Form of Letter Agreement, dated December 24, 2007, with Oliveira Capital, LLC. (10)
10.40	Form of Warrant Clarification Agreement, dated January 4, 2008, by and between the Company and Continental Stock Transfer & Trust Company. (11)
10.41	Form of Amendment to Unit Purchase Options, dated January 4, 2008, by and between the Company and the holders of Unit Purchase Options. (11)
10.42
Second Amendment to the Share Subscription Cum Purchase Agreement Dated September 15, 2007, entered into on January 14, 2008 by and among India Globalization Capital, Inc., Sricon Infrastructure Private Limited and the persons named as Promoters therein. (12)

10.43
Letter Agreement dated January 8, 2008 by and among India Globalization Capital, Inc., Odeon Limited, and Techni Bharathi Limited with respect to the Share Purchase Agreement dated September 21, 2007 by and among India Globalization Capital, Inc. and  Odeon Limited. (12)

10.44	Employment Agreement between India Globalization Capital, Inc., India Globalization Capital Mauritius and Ram Mukunda dated as of March 8, 2008. (13)
10.45	2008 Omnibus Incentive Plan. (14)
10.46	Note and Share Purchase Agreement dated as of September 30, 2008, by and among India Globalization Capital, Inc. and Steven M. Oliveira 1998 Charitable Remainder Unitrust (15)
10.47	Registration Rights Agreement dated September 30, 2008 by and among India Globalization Capital, Inc. and the persons named as Investors therein. (15)
10.48	Note and Share Purchase Agreement dated as of October 5, 2009, by and among India Globalization Capital, Inc. and Steven M. Oliveira 1998 Charitable Remainder Unitrust (16)
10.49	Unsecured Promissory Note dated as of October 5, 2009 in the principal amount of $2,120,000 issued by the Company to the Steven M. Oliveira 1998 Charitable Remainder Unitrust. (16)
10.50	Note and Share Purchase Agreement dated as of October 16, 2009 between the Company and Bricoleur Partners, L.P. (17)
10.51	Unsecured Promissory Note dated as of October 16, 2009 in the principal amount of $2,000,000 issued by the Company to Bricoleur Partners, L.P. (17)
10.52	Registration Rights Agreement dated as of October 16, 2009 between the Company and Bricoleur Partners, L.P. (17)
10.53	Form of Securities Purchase Agreement dated as of September 14, 2009 by and among India Globalization Capital, Inc. and the investors named therein (18)
10.54	Amendment No. 1 dated as of October 30, 2009 to Securities Purchase Agreement by and among India Globalization Capital, Inc. and the investors named therein.**
10.55	ATM Agency Agreement, dated as of October 13 2009, by and between India Globalization Capital, Inc. and Enclave Capital LLC (19)
21	Subsidiaries**
23.1	Consent of Yoganandh & Ram**
23.2	Consent of Seyfarth Shaw LLP (incorporated by reference from Exhibit 5.1)**
23.3	Consent of Mega Ace Consultancy. (4)
24	Power of Attorney.**
99.1	Code of Ethics. (5)

*	Filed herewith
**	Previously filed as an exhibit to this Registration Statement.
(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-124942), as amended and filed on November 2, 2005.
(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-124942), as amended and filed on February 14, 2006.
(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-124942), as originally filed on May 13, 2005.
(4)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-124942), as amended and filed on July 11, 2005.
(5)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-124942), as amended and filed on March 2, 2006.
(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on February 12, 2007.
(7)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on May 2, 2007.
(8)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on August 23, 2007.
(9)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on September 27, 2007.
(10)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on December 27, 2007.
(11)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on January 7, 2008.
(12)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on January 16, 2008.
(13)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on May 23, 2008.
(14)	Incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A (SEC File No. 333-124942), as originally filed on February 8, 2008.
(15)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on October 6, 2008.
(16)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on October 8, 2009.
(17)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on October 21, 2009.
(18)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on September 17, 2009.
(19)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (SEC File No. 333-124942), as originally filed on October 13, 2009.